Exhibit 99.1

October 20, 2014

CONSENT OF BARCLAYS CAPITAL INC.

We hereby consent to (i) the inclusion of our opinion letter, dated August 9, 2014 (the “Opinion”), to the Board of Directors of Kinder Morgan, Inc. (“KMI”), as (a) Annex C to the preliminary proxy statement/prospectus (“KMP Proxy Statement/Prospectus”) of Kinder Morgan Energy Partners, L.P. (“KMP”) that forms a part of Amendment No. 2 to Registration Statement on Form S-4, as filed by KMI on October 20, 2014 (the “Registration Statement”), (b) Annex C to the preliminary proxy statement/prospectus (“KMR Proxy Statement/Prospectus”) of Kinder Morgan Management, LLC (“KMR”) that forms a part of the Registration Statement, (c) Annex C to the preliminary proxy statement/prospectus (“EPB Proxy Statement/Prospectus”) of El Paso Pipeline Partners, L.P. (“EPB”) that forms a part of the Registration Statement and (d) Annex D to the preliminary proxy statement (“KMI Proxy Statement”) of KMI that forms a part of the Registration Statement, in each case, relating to the acquisition by KMI of the equity interests of KMP, KMR and EPB that KMI and its subsidiaries do not already own; (ii) the references to the Opinion and our firm in the KMP Proxy Statement/Prospectus under the headings “Special Factors – Background of the Transactions,” “Special Factors – KMI Parties’ Purpose and Reasons for the Transactions” and “Special Factors – Opinion of Barclays Capital Inc.”; (iii) the references to the Opinion and our firm in the KMR Proxy Statement/Prospectus under the headings “Special Factors – Background of the Transactions,” “Special Factors – KMI’s Reasons for the Transactions” and “Special Factors – Opinion of Barclays Capital Inc.”; (iv) the references to the Opinion and our firm in the EPB Proxy Statement/Prospectus under the headings “Special Factors – Background of the Transactions,” “Special Factors – KMI Parties’ Purpose and Reasons for the Transactions” and “Special Factors – Opinion of Barclays Capital Inc.” and (v) the references to the Opinion and our firm in the KMI Proxy Statement under the headings “Summary – Opinion of Barclays Capital Inc.,” “The Transactions – Background of the Transactions,” “The Transactions – Recommendation of Our Board of Directors and Its Reasons for the Transactions,” “The Transactions – Opinion of Barclays Capital Inc” and “Risk Factors.”

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations adopted by the U.S. Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ Chris Watson
Name: Chris Watson
Title: Managing Director